UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9931 Franklin Avenue Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On June 15, 2010, Rubicon Technology, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC and Canaccord Genuity Inc., as managing underwriters (the “Underwriters”), and the selling stockholders named in Schedule C thereto (collectively, the “Selling Stockholders”), relating to the public offering of 2,634,000 shares of the Company’s common stock, par value $0.001 per share, at a public offering price of $30.00 per share. Pursuant to the Underwriting Agreement, the Company will sell 1,800,00 shares of common stock in the offering and the Selling Stockholders will sell 834,000 shares of common stock. The Company also granted the Underwriters a 30-day option to purchase an additional 395,100 shares of the Company’s common stock to cover over-allotments, if any, at the public offering price, less underwriting discounts and commissions. The Company will not receive any proceeds from the sale of common stock by the Selling Stockholders.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholders. It also provides for customary indemnification by each of the Company, the Selling Stockholders and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. In addition, the Company’s executive officers and directors and the Selling Stockholders have agreed not to offer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of the Company’s securities without the prior written consent of UBS Securities LLC.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

This offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-167272) filed with the Securities and Exchange Commission on June 3, 2010 and declared effective on June 4, 2010, and the related preliminary prospectus supplement, free writing prospectus and accompanying prospectus. This offering is expected to close on June 21, 2010, subject to customary closing conditions.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 15, 2010, by and among the Company, UBS Securities LLC and Canaccord Genuity Inc., as managing underwriters, and the Selling Stockholders named in Schedule C thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: June 16, 2010	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 15, 2010, by and among the Company, UBS Securities LLC and Canaccord Genuity Inc., as managing underwriters, and the Selling Stockholders named in Schedule C thereto.